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                                                                   Exhibit 10.18

                            STOCK PURCHASE AGREEMENT


                                 by and between


                               THE GOOD GUYS, INC.


                                       and


                       THE PURCHASERS LISTED ON SCHEDULE A



                           Dated as of August 19, 1999



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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "AGREEMENT") is dated as of August 19, 1999 between The Good Guys, Inc., a Delaware corporation (the "COMPANY"), and The Purchasers Listed On Schedule A (the "PURCHASERS"). The Company and the Purchasers may hereinafter be referred to collectively as the "PARTIES" or individually as a "PARTY." Except as otherwise indicated herein, capitalized terms used herein are defined in Appendix A.

                             PRELIMINARY STATEMENTS

         A. The Company wishes the Purchasers to make an equity investment in the Company.

         B. The Company and the Purchasers desire to enter into an agreement pursuant to which the Purchasers will purchase from the Company, and the Company will sell to the Purchasers, the restricted common stock and the warrants described herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE I

                         ISSUANCE AND PURCHASE OF SHARES

         1.1 Issuance and Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, Three Million Two Hundred Fifty Thousand (3,250,000) shares (the "SHARES") of the Company's common stock, par value $.001 per share, together with warrants to purchase One Million Six Hundred Twenty-Five Thousand (1,625,000) shares of Common Stock in the form attached hereto as Exhibit A (the "WARRANTS") for an aggregate purchase price of Sixteen Million Two Hundred Fifty and No/100 Dollars ($16,250,000) (the "PURCHASE PRICE").

         1.2 Settlement. The settlement of the transactions contemplated herein (the "SETTLEMENT") shall take place at the offices of Bass, Berry & Sims PLC, 119 S. Main St., Suite 500, Memphis, Tennessee 38103 at 10:00 a.m. Memphis, Tennessee time on or before August 19, 1999, or such other time, date or place as the Parties may mutually agree (the "SETTLEMENT DATE"). At the Settlement,
(a) Purchasers shall pay to the Company, by wire transfer of immediately available funds to such account or accounts designated in writing by the Company, the Purchase Price; (b) the Company shall issue to Purchasers the Shares and deliver to Purchasers certificates for the Shares duly registered in the name of Purchasers; (c) the Company shall deliver the Warrants, registered in the name of the Purchasers or such other names as may



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be designated by Purchasers and (d) the Company shall deliver a legal opinion from the Company's counsel, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, P.C., in form and substance satisfactory to Purchasers, and expressing the opinions identified on Schedule 1.2(d) hereto.

                                   ARTICLE II

                         RESTRICTIONS ON TRANSFERABILITY

         The Shares shall not be transferred before satisfaction of the conditions specified in this Article II, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws with respect to the transfer of any Shares. Purchasers, by entering into this Agreement and accepting the Shares, agree to be bound by the provisions of this Article II.

         2.1 Restrictive Legend. Except as otherwise provided in this Article II, each certificate representing Shares and Warrant Shares (together the "RESTRICTED COMMON STOCK") shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 19, 1999, BETWEEN THE GOOD GUYS, INC. AND THE PURCHASERS LISTED ON SCHEDULE A THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE GOOD GUYS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH STOCK PURCHASE AGREEMENT."

         2.2 Transfers. Each Holder agrees that it will not sell, transfer or otherwise dispose of any shares of Restricted Common Stock, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 2.1, unless in the written opinion of the transferee's or Holder's counsel delivered to the Company in connection with such transfer (which opinion shall be reasonably satisfactory to the Company) such legend is not required in order to ensure compliance with the Securities Act.



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         2.3 Termination of Restrictions. The restrictions imposed by this
Article II upon the transferability of the Restricted Common Stock and the legend requirement of Section 2.1 shall terminate as to any particular Share or Warrant Share (i) when and so long as such security shall have been registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Holder thereof shall have delivered to the Company the written opinion of counsel to such Holder, which opinion shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Article II shall terminate as to any Restricted Common Stock, as herein above provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new certificate representing such Common Stock, not bearing the restrictive legend set forth in Section 2.1.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to Purchasers entering into this Agreement and purchasing the Shares and Warrants, the Company represents and warrants to Purchasers as follows:

         3.1 Corporate Status. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. The Company and its Subsidiaries are qualified or licensed to conduct business in all jurisdictions where its or their ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on the Company. There is no pending, or to the knowledge of the Company threatened, proceeding for the dissolution, liquidation or insolvency of the Company or any of its Subsidiaries.

         3.2 Corporate Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement and the Warrants, to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Warrants and the transactions contemplated hereby and thereby.

         3.3 Enforceability. Each of this Agreement and the Warrants has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Violation. The execution and delivery by the Company of each of this Agreement and the Warrants, the consummation of the transactions contemplated hereby and



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thereby, and the compliance by the Company with the terms and provisions hereof and thereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any material portion of the Company's or its Subsidiaries' properties or assets may be bound, (b) violate any Requirement of Law applicable to the Company or any of its Subsidiaries or any material portion of the Company's properties or assets or (c) result in the imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries; except where any of the foregoing would not have a Material Adverse Effect on the Company.

         3.5 Consents/Approvals. No consent, approval, waiver or other action by any Person under any Contract to which either the Company or any of its Subsidiaries is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by the Company of this Agreement or the Warrants and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on the Company.

         3.6 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of August 13, 1999, the Company had outstanding 16,347,333 shares of Common Stock, all of which were duly authorized, validly issued, fully paid and non-assessable and had no outstanding shares of Preferred Stock. Except (a) as contemplated by this Agreement, (b) the Warrants, (c) options to acquire 1,431,847 shares of Common Stock under the Company's option plans, (d) warrants held by Ronald A. Unkefer to acquire 1,435,500 shares of Common Stock, and (e) as set forth in the Company's SEC Reports, there are (y) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, the Company outstanding or authorized and (z) no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock. Upon delivery to the Purchasers of the certificates representing the Shares and payment of the Purchase Price, the Purchasers will acquire good, valid and marketable title, subject to the limitations on marketability contained in this Agreement or imposed pursuant to the Securities Act, to and beneficial and record ownership of the Shares, and the Shares will be validly issued, fully paid and non-assessable. The Company has duly reserved, solely for purposes of issuance upon exercise of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants.

         3.7 SEC Reports and Nasdaq Eligibility. Since September 30, 1998, the Company has made all filings (the "SEC REPORTS") required to be made by it under the Securities Act of 1933 (the SECURITIES ACT") and the Securities Exchange Act of 1934, (the "EXCHANGE ACT"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any Requirements of Law. The SEC Reports, when filed, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein



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or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made accessible to Purchasers true, accurate and complete copies of the SEC Reports which were filed with the SEC since September 30, 1998. The Company's Common Stock is currently eligible for trading on the Nasdaq National Market.

         3.8 Financial Statements. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Company and its Subsidiaries for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).

         3.9 Undisclosed Liabilities. As of August 13, 1999, except for liabilities and losses incurred in the ordinary course of business since June 30, 1999, the Company and its Subsidiaries do not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not fully and adequately reflected or reserved for in the financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 or otherwise disclosed in the SEC Reports.

         3.10 Material Changes. Except as set forth in the SEC Reports, since June 30, 1999 there has been no Material Adverse Change in the Company. In addition, the description of the Company's business contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 is not materially inconsistent with its current operations. Except as set forth in the SEC Reports, since June 30, 1999 there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Company with respect of the Common Stock.

         3.11 Litigation. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court, government or other authority against the Company or its Subsidiaries which could have, or is party to any litigation or similar proceeding which could have, if decided adversely to their interests, a Material Adverse Effect on the Company.

         3.12 Investment Company. The Company is not and after giving effect to the sale of the Shares and Warrant Shares will not be an "investment company" or an entity "controlled" by



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an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         3.13 No Commissions. Except for fees payable to Morgan Keegan & Company, Inc., the Company has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the purchase of the Shares.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material inducement to the Company entering into this Agreement and issuing and/or selling the Warrants and/or the Shares, each Purchaser represents and warrants to the Company as follows:

         4.1 Investment Intent. The Purchaser is acquiring the Shares and Warrants hereunder and under the Warrant for the Purchaser's own account and with no present intention of distributing or selling the Shares or Warrants or any interest in the Shares or Warrants. The Purchaser agrees that it will not sell or otherwise dispose of any of the Shares or Warrants or any interest in the Shares or Warrants unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of the Purchaser's counsel delivered to the Company (which opinion shall be reasonably satisfactory to the Company) such sale or other disposition is exempt from registration or qualification under the Securities Act and applicable state securities laws. The Purchaser understands that the sale of the Shares and Warrants acquired by the Purchaser hereunder has not been registered under the Securities Act, but the Shares and Warrants are issued through transactions exempt from the registration and prospectus delivery requirements of Section 4(2) of the Securities Act, and that the reliance of the Company on such exemption from registration is predicated in part on these representations and warranties of the Purchaser. The Purchaser acknowledges that pursuant to Section 2.1 a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Shares and the Warrants until such legend is permitted to be removed under applicable law. The Purchaser will have no right to require registration of the Shares and the common stock underlying the Warrants, and the Company is under no obligation to cause an exemption to be available, except as provided in the Registration Rights Agreement attached as Exhibit B hereto.

         4.2 Adequate Information. The Company has made available and the Purchaser has reviewed such information that the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares (including, without limitation, the Company's Form 10-K for the fiscal year ended September 30, 1998, Form 10-Qs for the quarterly periods ended December 31, 1998, March 31, 1999 and June 30, 1999, and Current Reports on Form 8-K since April 1, 1999.

         4.3 Opportunity to Question. The Purchaser has had the opportunity to question, and, to the extent deemed necessary or appropriate, has questioned representatives of the Company so



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as to receive answers and verify information obtained in the Purchaser's examination of the Company, including the information that the Purchaser has reviewed in relation to its investment in the Shares and Warrants.

         4.4 No Other Representations. No oral or written representations have been made to the Purchaser in connection with the Purchaser's acquisition of the Shares and Warrants which were in any way inconsistent with the information reviewed by the Purchaser. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, any of its Subsidiaries, any of their respective businesses, properties or prospectus or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof. The Purchaser has not made its decision to acquire Shares and Warrants or to execute and deliver this Agreement on the basis of any belief that any officer, director or affiliate of the Company or any current stockholder of the Company would make an investment in the Company now or in the future.

         4.5 Knowledge and Experience. The Purchaser is an accredited investor as such term is defined in Rule 501 under the Securities Act. The Purchaser has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Purchaser to utilize the information made available to the Purchaser in order to evaluate the merits and risks of an investment in the Shares and Warrants and to make an informed investment decision with respect thereto.

         4.6 Additional Representations. Each Purchaser will make such additional representations and warranties and furnish such information regarding the Purchaser's investment experience and financial position as the Company may reasonably require, and if there should be any material change in the information set forth herein or in the Purchaser Suitability Questionnaire prior to the closing of the sale of the Common Stock, the Purchaser will immediately furnish such revised or corrected information to the Company.

         4.7 Offering Memorandum. The Purchaser has received a copy of the Confidential Memorandum dated August 13, 1999 and any and all amendments, supplements and Appendices thereto. Except for the information contained in the Memorandum and except for the information that the Purchaser or its advisors, if any, have requested, neither the Purchaser nor its advisors has been furnished any offering material or literature by the Company.

         4.8 Independent Decision. The Purchaser is not relying on the Company or on any legal or other opinion in the materials reviewed by the Purchaser with respect to the financial or tax considerations of the Purchaser relating to its investment in the Shares and Warrants. The Purchaser has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire the Shares and Warrants. The Purchaser has been afforded the opportunity to obtain, and has been furnished, all material that it has requested relating to the proposed operation of the Company, any other



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matters relating to the business and properties of the Company and the offering and sale of the Shares and Warrants.

         4.9 Legal Existence and Authority. If the Purchaser is a corporation, partnership, limited liability company, trust or other entity, the Purchaser has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to acquire and hold the Shares and Warrants and to execute, deliver and comply with the terms of this Agreement and such other documents required to be executed and delivered by the undersigned in connection with this subscription.

         4.10. No Defaults or Conflicts. The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder does not conflict with or constitute a default under any instruments governing the Purchaser, or any law, regulation, order or agreement to which the Purchaser is a party or to which the undersigned is bound.

         4.12. Validity; Enforceability; Binding Effect. This Agreement and the Registration Rights Agreement delivered herewith have been duly and validly authorized, executed and delivered by the Purchaser, and the agreements herein and therein constitute valid, binding and enforceable agreements of the Purchaser. The Purchaser is not a partnership, common trust fund, special trust, pension fund, retirement plan or other entity in which the partners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof.

         4.13. Confidentiality. Unless required by law, the Purchaser shall not disclose, and shall maintain confidential any non-public information related to the Company, provided that the undersigned may disclose such information to any of its advisors, attorneys and accountants, if such advisor, attorney and/or accountant shall have agreed to be bound by this provision.


                                    ARTICLE V

                                    COVENANTS

         5.1 Filings. Each of the Company and the Purchasers shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

         5.2 Further Assurances. Each of the Company and the Purchasers shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.3 Cooperation. Each of the Company and the Purchasers agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with



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the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions; provided that, any reasonable, out-of-pocket expenses incurred by the Purchasers shall be reimbursed by the Company. Except as may be specifically required hereunder, none of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

         5.4 Notification of Certain Matters. Each of the Company and the Purchasers shall give prompt notice to the other of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

         5.5 Share Maintenance. The Company covenants and agrees that (a) all Warrant Shares, upon issuance in accordance with the terms thereof, and the payment of the purchase price therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof other than those created by or arising through the Purchasers, and all such Warrant Shares shall be sold to the Purchasers pursuant to an exemption from registration under the Securities Act or an effective registration statement, (b) the Company will from time to time take all actions necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable Warrant Price, and
(c) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of the Warrants in full.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 Indemnification Generally. The Company, on the one hand, and the Purchasers, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party (including indemnification by the Company of the Purchasers for any failure by the Company to deliver, or for any failure by the Purchasers to receive, stock certificates representing the Shares on the Settlement Date) and all claims, charges, actions or proceedings incident to or arising out of the foregoing ("LOSSES"). Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any Losses to the extent such Losses arise out of, result from, or are increased by, the breach of this Agreement by, or the fraudulent acts of, the Indemnified Party.

         6.2 Indemnification Procedures. Each Person entitled to indemnification under this Article VI (an "INDEMNIFIED PARTY") shall give notice as promptly as reasonably practicable to



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each party required to provide indemnification under this Article VI (an
"INDEMNIFYING PARTY") of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

                  (a) if to the Company to:



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                           The Good Guys, Inc.
                           7000 Marina Boulevard
                           Brisbane, California 94005-1840
                           Attention: Ronald A. Unkefer
                           Telecopy:  (650) 615-6291






                           with a copy to:

                           Howard, Rice, Nemerovski, Canady, Falk & Rabkin Three Embarcadero Center
                           Seventh Floor
                           San Francisco, California 94111-4065
                           Attention: Richard A. Canady
                           Telecopy: (415) 217-5910

                  (b) if to a Purchaser, at its last known address appearing on the books of the Company maintained for such purpose with a copy to:

                           Bass, Berry & Sims PLC
                           119 S. Main St., Suite 500
                           Memphis, Tennessee  38103
                           Attention:  John A. Good
                           Telecopy:  (901) 312-9101

         7.2 Loss or Mutilation. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Shares and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new stock certificate of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if the certificate representing Shares in identifiable form is surrendered to the Company for cancellation.

         7.3 Survival. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any Party in this Agreement shall survive the Settlement through the period ending on the date six months from the date of this Agreement. Notwithstanding the foregoing, the Purchasers expressly acknowledges that, pursuant to Section 2.1 a restrictive legend will be placed on the certificates representing the Shares, the Warrant and the Warrant Shares until such legend is permitted to be removed under applicable law.

         7.4 Remedies.

             (a) Each Party acknowledges that the other Parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses such Party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

             (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

         7.5 Entire Agreement. This Agreement (including the exhibits, appendices and schedules attached hereto) and other documents delivered at the Settlement pursuant hereto, contain the entire understanding of the Parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter. The exhibits and schedules hereto constitute a part hereof as though set forth in full above.

         7.6 Expenses; Taxes. Except as otherwise provided in this Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Purchasers) arising out of the sale of the Shares by the Company to the Purchasers and consummation of the transactions contemplated by this Agreement shall be paid by the Company.

         7.7 Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Purchasers.

         7.8 Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         7.9 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Shares and shall be enforceable by any such Holder.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         7.11 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         7.12 GOVERNING LAW; INTERPRETATION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF DELAWARE.

         7.13 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

                            [Signature Page Follows.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE GOOD GUYS, INC.


By:
   -----------------------------------
Name:  Ronald A. Unkefer
Title: Chief Executive Officer

                                   APPENDIX A

                                   DEFINITIONS

1. Defined Terms. As used herein the following terms shall have the following meanings:

         "AGREEMENT" means this Stock Purchase Agreement.

         "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Delaware.

         "COMMON STOCK" means the common stock, $.001 par value per share, of the Company, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company.

         "THE COMPANY" has the meaning set forth in the Preamble of this Agreement.

         "CONTRACT" means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

         "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "HOLDER" means each Person in whose name the Shares are registered on the books of the Company maintained for such purpose.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 6.2 of this Agreement.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 6.2 of this Agreement.

         "LIEN" means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

         "LOSSES" has the meaning set forth in Section 6.1 of this Agreement.

         "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of such Person.

         "PERSON(S)" means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "PURCHASE PRICE" has the meaning set forth in Section 1.1 of this agreement.

         "PURCHASERS" has the meaning set forth in the Preamble of this Agreement.

         "REQUIREMENT OF LAW" means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

         "RESTRICTED COMMON STOCK" has the meaning set forth in Section 2.1 of this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SEC REPORTS" has the meaning set forth in Section 3.7 of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.

         "SETTLEMENT" has the meaning set forth in Section 1.2 of this Agreement.

         "SETTLEMENT DATE" has the meaning set forth in Section 1.2 of this Agreement.

         "SHARES" has the meaning set forth in Section 1.1 of this Agreement.

         "SUBSIDIARY" means each of those Persons of which another Person, directly or indirectly owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

         "WARRANTS" has the meaning set forth in Section 1.1 of this Agreement.

         "WARRANT SHARES" means those shares of the Company's common stock, par value $.001 per share, which Purchasers are entitled to purchase pursuant to the Warrant.

2. Other Definitional Provisions.

         (a) All references to "dollars" or "$" refer to currency of the United States of America.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

         (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

                                    EXHIBIT A

                                 FORM OF WARRANT

THIS WARRANT (THIS "WARRANT") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE GOOD GUYS, INC. (THE "COMPANY") THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant Certificate No. _________
August 19, 1999

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                               THE GOOD GUYS, INC.

         This certifies that [ ], or its successors or assigns (the "Holder"), is entitled, subject to the terms set forth below, at any time during the Exercise Period (defined in Section 3 hereof) to purchase from THE GOOD GUYS, INC., a Delaware corporation, up to _______________ (____________) fully paid and non-assessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the purchase price per Warrant Share of SIX AND ONE HUNDRED TWENTY-FIVE ONE HUNDREDTHS ($6.125) DOLLARS (the "Purchase Price"). The number of Warrant Shares issuable upon exercise of this Warrant and the Purchase Price per Warrant Share shall be subject to adjustment from time to time as provided in Section 5 hereto.

1. THIS WARRANT. This Warrant is issued to the Holder in connection with that certain Stock Purchase Agreement, dated as of August 13, 1999, by and among the persons listed on the signature page thereto (the "Stock Purchase Agreement"). This Warrant does not entitle the Holder to any rights as a stockholder of the Company, except as set forth herein.

2. EXERCISE. During the period beginning on the date hereof and ending on the third (3rd) anniversary hereof (the "Exercise Period"), this Warrant may be exercised at an exercise price of $6.125 per Warrant Share (the "Exercise Price"). The Warrant may be exercised at any time on any business day for all or part of the Warrant Shares issuable hereunder by surrendering this Warrant at the principal office of the Company at 7000 Marina Boulevard, Brisbane, California 94005 (or at such other office of the Company in the United States as the Company may designate from time to time by notice in writing to the Holder), with the subscription form attached hereto fully executed, together with payment in cash or immediately available funds in the amount equal to the Purchase Price.

3. PARTIAL EXERCISE. This Warrant may, in accordance with the provisions of this
Section 3, be exercised for less than the full number of Warrant Shares. Upon any partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of that number of Warrant Shares not purchased upon such partial exercise shall be issued by the Company to the Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, and in any event within five (5) business days, the Company shall issue and deliver to the person or persons entitled to receive the Warrant Shares a certificate or certificates for the full number of Warrant Shares issuable upon such exercise.

4. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Purchase Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Warrant Certificate, substantially in the form as attached hereto, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:


                                WS = WCS (FMV-PP)
                                     ------------
                                       FMV

WHERE:

         WS  equals the number of Warrant Shares to be issued to the Holder

         WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

         FMV equals the fair market value of one share of Common Stock (at the date of such calculation)

         PP equals the per share Purchase Price (as adjusted to the date of such calculation) of the Warrant

         As used in this Section 4, the term "Fair Market Value" of each Share as of any date shall be the best bid price posted in respect of the Common Stock in the NASDAQ Stock Market's automated dealer quotation system at the close of trading on the day prior to such exercise, or, if the Common Stock shall not then be so quoted, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five (5) business days from the onset of negotiations, then such parties shall jointly appoint an appraiser to determine the Fair Market Value; (C) if the parties cannot agree upon the selection of an appraiser within five (5) business days after such five (5) day period, then each party shall deliver to the other a list of three (3) appraisers on or before the third (3rd) business day immediately following the expiration of said five (5) day period, each party shall select one appraiser from the other party's list and notify such other party of its selection on or before the fifth (5th) business day immediately following the expiration of the three (3) day period; (D) if either party does not deliver to the other party a list of appraisers within the three-day period or deliver its selection of the appraiser from the other party's list within the five (5) day period, then the first appraiser listed on the other party's list shall be deemed to have been jointly selected to determine the Fair Market Value; (E) if both parties timely select an appraiser from the other party's list, then the two appraisers so selected shall jointly select a third appraiser, which third appraiser shall independently calculate the Fair Market Value on or before the forty-fifth (45th) day immediately following the date on which it was selected as an appraiser. Any determination of the Fair Market Value made in accordance with the terms hereinabove set forth shall be final and binding on the parties hereto.

5. ADJUSTMENTS.

   5.1 ADJUSTMENTS TO WARRANT RIGHTS. The number of Warrant Shares for which Warrants are exercisable, and the Warrant Price of such shares shall be subject to adjustment from time to time as set forth in this Section 5.

   5.2 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

       (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

       (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

       (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of Warrant Shares for which a Warrant is exercisable immediately prior to the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Warrant Price immediately prior to the occurrence of such event shall be adjusted to equal the product of the Warrant Price multiplied by a fraction, the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

   5.3 OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that Holder shall be entitled to receive upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date (pro rated in the case of any partial exercise).

   5.4 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a subdivision or combination of shares, stock dividend or a reorganization, recapitalization, merger, consolidation or sale of assets, each as provided for elsewhere in this Section 5) then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, which Holder would have been entitled to receive had the Warrants been exercised immediately prior to such reclassification, exchange, substitution or change (pro rated in the case of any partial exercise).

   5.5 LIQUIDATION. If the Company shall, at any time, prior to the expiration of the Warrants, dissolve, liquidate or wind up its affairs, Holder shall have the right, but not the obligation, to exercise the Warrants. Upon such exercise, Holder shall have the right to receive, in lieu of the shares of Common Stock that Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had Holder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Warrant Price, Holder may, at Holder's option, exercise the Warrants without making payment of the applicable Warrant Price and, in such case, the Company shall, upon distribution to Holder, consider the applicable Warrant Price per Warrant Share to have been paid in full, and in making settlement to Holder shall deduct an amount equal to the applicable Warrant Price from the amount payable to Holder.

   5.6 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "SPECIAL TRANSACTION") shall become effective: (a) a capital reorganization or recapitalization (other than a dividend or other distribution, subdivision, combination, reclassification, substitution or exchange of shares provided for elsewhere in this Section 5),
(b) a consolidation or merger of the Company with and into another entity (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock), or (c) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of the Special Transaction, lawful and adequate provision shall be made so that Holder shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets ("OTHER PROPERTY") as may be issued or paid pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which such Warrants could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercise). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions of the Warrants (including without limitation provisions for adjustment of the Warrant Price and the number of Warrant Shares issuable upon the exercise of the Warrants), shall thereafter be applicable, as nearly as may be practicable, to any Other Property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to Holder at the address of Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to Holder such Other Property, as in accordance with the foregoing provisions, which Holder shall have the right to purchase.

   5.7 NOTICE. Whenever the Warrants or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any distributions under Section 5.5) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least 5 business days prior to the record date specified in Section 5.7(a)(i) below or at least 10 business days before the date specified in Section 5.7(b) and
Section 5.7(a)(ii) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

       (a) the date to be used to determine (i) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "RECORD DATE"), and (ii) the date as of which such dividend, distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this Section 5.7(a) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

       (b) the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "EXCHANGE DATE").

   5.8 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of a Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the Current Market Price on the last business day prior to the date of exercise.

6. PAYMENT OF TAXES. All Warrant Shares shall be validly issued, fully paid and nonassessable and free of claims of preemptive rights, and the Company shall pay all issuance taxes and similar governmental charges that may be imposed in respect of the issue or delivery thereof, but in no event shall the Company pay a tax on or measured by the net income or gain attributed to such exercise. Notwithstanding the foregoing, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. TRANSFER AND EXCHANGE. This Warrant shall be transferable in whole or in part, except as otherwise provided herein and except that the Holder hereof represents that it is acquiring this Warrant for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act. The Holder further agrees that it will not sell, assign or transfer any of this Warrant unless this Warrant shall have been registered for sale under the Securities Act or until the Company shall have received from counsel for the Holder an opinion to the effect that the proposed sale or other transfer of this Warrant by the Holder may be effected without such registration. The Holder acknowledges that, in taking this unregistered Warrant, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Warrant has not been registered under the Securities Act and further realizes that such Warrant cannot be sold unless it is subsequently registered under the Securities Act or an exception from such registration is available. The Holder also acknowledges that appropriate legends reflecting the status of this Warrant under the Securities Act may be placed on the face of this Warrant certificate at the time of their transfer and delivery to the Holder hereof. The transfer of Warrant Shares issuable upon exercise of this Warrant is governed by Section 10 hereof.

8. LOSS OR MUTILATION. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or a replacement hereof and, in the case of any such loss, theft or destruction, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant or a replacement, the Company at its expense will execute and deliver in lieu thereof, a new warrant of like tenor.

9. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable upon the exercise of this Warrant and all shares of the Common Stock from time to time issuable upon the conversion of the Warrant Shares issuable upon the exercise of this Warrant.

10. NEGOTIABILITY. This Warrant is issued upon the following terms, to all of which the Holder, by the taking hereof, consents and agrees:

      (a) this Warrant is subject to the terms and provisions of the Stock Purchase Agreement;

      (b) title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery and any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or right in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

      (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

      (d) the Holder, by its acceptance hereof, represents that it is acquiring this Warrant for investment purposes only and that it does not have any present intention to resell this Warrant or to sell or distribute any Warrant Shares for which this Warrant may be exercised.

11. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service or electronic facsimile transmission (with a copy by mail) at the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

12. CHANGE, WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

13. HEADINGS. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of Delaware, without reference to the conflicts of laws provisions in effect therein.

   IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.



ATTEST:                                 THE GOOD GUYS, INC.

By:                                     By:
   ----------------------------            -------------------------------
    Name:                                  Name:
    Title:                                 Title:

                                FORM OF EXERCISE
                   (To be signed only on exercise of Warrant)

TO: THE GOOD GUYS, INC.

    The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares of the Common Stock of THE GOOD GUYS, INC., and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to
__________________________ whose address is
____________________________________.


Dated: ________________

       -----------------------------------------------------------
                                 (Signature must conform to name of Holder as specified on the face of the Warrant)


       ---------------------------------------------------
                                                  (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)



      For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the Warrant attached hereto to purchase ___________ shares of Common Stock of THE GOOD GUYS, INC. to which the within Warrant relates, and appoints ____________________________________ Attorney-In-Fact to transfer such right on the books of THE GOOD GUYS, INC. with full power of substitution in the premises.


Dated: ________________

       --------------------------------------------------------------
                                   (Signature must conform to name of Holder as specified on the face of the Warrant)


       ---------------------------------------------------
                                                 (Address)

Signed in the presence of:

---------------------------------

                                                                       EXHIBIT D

                      Form 4 Registration Rights Agreement

                              --------------------

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of August 19, 1999, by and among THE GOOD GUYS, INC., a Delaware corporation (the "Company") and the persons listed on SCHEDULE A hereto (collectively, the "Purchasers").

                                R E C I T A L S:

      WHEREAS, the Purchasers have executed and delivered to the Company that certain Stock Purchase Agreement (the "Purchase Agreement") pursuant to which they will purchase in a private placement (the "Offering") shares of the $.001 par value per share common stock (the "Common Stock") of the Company (the "Stock Purchase") and warrants to purchase Common Stock (the "Warrants");

      WHEREAS, pursuant to the Purchase Agreement, the Company will issue and sell to the Purchasers shares of Common Stock and Warrants; and

      WHEREAS, as an inducement to and condition of the Purchasers consummating the Stock Purchase, the Company desires to provide the Purchasers with the registration under the Securities Act of 1933, as amended, of offers and resales of Common Stock purchased by the Purchasers in the Offering (the "Primary Shares"), the Warrants and Common Stock purchasable by the Purchasers upon exercise of the Warrants (the "Warrant Shares").

      NOW, THEREFORE, in consideration of the recitals made above and the mutual covenants and agreements stated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. CERTAIN DEFINITIONS . As used in this Agreement, the following terms shall have the following meanings:

      "Best Efforts" means the taking of all commercially reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition.

      "Closing" means the closing of the Stock Purchase pursuant to the Purchase Agreement.

      "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Common Stock" has the meaning set forth in the recitals above.

      "Company" has the meaning set forth in the preface above.

      "Form S-3" means a registration statement on Form S-3 adopted by the Commission under the Securities Act or any substantially similar form from time to time in effect.

      "Holder" means any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is a Purchaser.

      "Penalty Warrants" has the meaning set forth in SECTION 9.11 below.

      "Penalty Warrant Shares" means shares of Common Stock issued pursuant to the exercise of Penalty Warrants.

      "Primary Shares" has the meaning set forth in the recitals above.

      "Purchase Agreement" has the meaning set forth in recitals above.

      "Purchasers" has the meaning set forth in the preface above.

      "Register," "Registered" and "Registration" refer to a registration of the offer and sale of securities pursuant to the Securities Act effected by preparing and filing a Registration Statement (defined below) in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registrable Securities" means (i) the Primary Shares issued to the Purchasers pursuant to the Purchase Agreement; (ii) the Warrants; (iii) the Warrant Shares; (iv) any Penalty Warrant Shares; and (v) shares of Common Stock or shares or units of other securities issued pursuant to any stock split, stock dividend, reorganization, recapitalization, reclassification, or other distribution or change in respect of the shares of the Common Stock.

      "Registration Expenses" means all expenses excluding Selling Expenses incurred by the Company in effecting any Registration pursuant to this Agreement and in complying with SECTION 2 and SECTION 3 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and of a single special counsel for the Holders (if different from the Company's counsel), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "Registration Statement" means a registration statement on a form prescribed by the Commission for use in registering the offer and resale of securities under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time-to-time.

      "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to a Registration Statement prepared pursuant to this Agreement.

      "Stock Purchase" has the meaning set forth in the recitals above.

      "Warrant" means a warrant to purchase Common Stock issued to a purchaser pursuant to the Purchase Agreement.

      "Warrant Shares" has the meaning set forth in the recitals above.

      2. COVENANT TO EFFECT REGISTRATION .

      (a) Filing of Shelf Registration Statement. Subject to exceptions and limitations described herein, the Company shall as soon as practicable cause a Registration Statement to be filed with the Commission on Form S-3, if available, or, if Form S-3 is not available for the Registration of the Registrable Securities, on such form as may be prescribed by the Commission, providing for the resale of the Primary Shares and the Warrant Shares. Such Registration Statement shall contain all appropriate undertakings necessary to comply with Rule 415 under the Securities Act pertaining to "shelf registration" or delayed offerings of securities. The Company shall use its Best Efforts to cause the Commission to declare such Registration Statement effective and to maintain the effectiveness of such Registration Statement pursuant to SECTION 5 below. In the event the Commission will not permit such Registration Statement to become effective because of the inclusion therein of Warrant Shares that shall not have been issued at the time effectiveness of the Registration Statement shall have been requested, then the Company shall file an amendment to such Registration Statement covering the resale of only the Primary Shares and shall use its Best Efforts to cause the Commission to declare such amended Registration Statement effective and to maintain the effectiveness thereof pursuant to SECTION 5 below.

      (b) Registration of Other Securities in Registration. Any Registration Statement filed pursuant to SECTION 2(a) may include securities of the Company other than Registrable Securities. The securities of the Company to be registered may include shares held by the Holders, shares held by other shareholders, or shares to be issued by the Company.

      (c) Blue Sky in Registration. In the event of any Registration pursuant to this SECTION 2, the Company shall use its Best Efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders participating in the Registration and as may be reasonably appropriate for the distribution of such Registrable Securities, provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the Registrable Securities be borne by selling shareholders, the Holders shall pay their pro rata share of such expenses.

      3. PIGGYBACK REGISTRATION. The provisions of this SECTION 3 shall apply only with respect to Warrant Shares that are not Registered pursuant to SECTION 2 above and Penalty Warrant Shares issuable pursuant to SECTION 9 below.

      (a) Notice of Piggyback Registration. Subject to the exceptions and limitations contained herein, if, at any time or from time-to-time, the Company shall Register any of its securities, either for its own account or the account of a security holder or holders other than (i) a Registration relating solely to employee benefit plans, or (ii) a Registration relating solely to a transaction described in Rule 145 under the Securities Act, the Company will: (i) promptly give to each Holder written notice thereof (which notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under applicable Blue Sky or other state securities laws), and (ii) include in such Registration (and any related registration and/or qualification under the applicable Blue Sky or other state securities laws), and in any Underwritten Offering pursuant to such Registration, all Registrable Securities specified in a written request or requests delivered to the Company by any Holder within twenty (20) days after receipt of such written notice from the Company by such Holder.

      (b) Piggyback Registration in Underwritten Offerings.

      (i) Notice of Underwritten Offering. If the Registration of which the Company gives notice is for an Underwritten Offering commenced at the election of the Company (and not pursuant to the exercise of rights pursuant to SECTION 2 hereof), the Company shall so advise the Holders as a part of the written notice given pursuant to SECTION 3(a). In such event, the right of any Holder to Registration shall be conditioned upon there being an Underwritten Offering, and the inclusion of such Holder's Registrable Securities in such Registration and Underwritten Offering to the extent provided in and in compliance with this
SECTION 3. All Holders proposing to distribute their securities through such Underwritten Offering shall (together with the Company and any other holders distributing securities through such underwriting) enter into an underwriting agreement containing the terms and conditions agreed to by the Company. The Holders shall have no right to participate in the selection of underwriters for an offering pursuant to this SECTION 3.2.

      (ii) Marketing Limitation in Piggyback Registration. In the event the representative of the underwriters in any Underwritten Offering advises the Company in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities in the Underwritten Offering) require a limitation of the shares to be offered and sold in the Underwritten Offering, then the number of shares to be excluded from the Underwritten Offering shall be determined in the following order: (i) first, securities held by persons who are not contractually entitled to include securities in the Registration; and (ii) second, securities that are contractually entitled to be included in the Registration including securities Registrable pursuant to this SECTION 3. Any partial reduction in the number of shares or securities included in the Underwritten Offering affecting any of the two (2) classes set forth in the immediately preceding sentence shall be allocated among the persons in any such class pro rata, as nearly as practicable, based on the number of Registrable Securities held by each person and included in the Registration as a percentage of the aggregate Registrable Securities held by all persons and included in the Registration.

      (iii) Withdrawal in Piggyback Registration. If any Holder who shall exercise piggyback registration rights pursuant to this SECTION 3 shall disapprove of the proposed terms of any Underwritten Offering, he may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least two (2) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from such Registration.

      (c) Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to SECTION 3, the Company will use its best efforts to register and/or qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities.

      (d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it that triggers piggyback registration rights pursuant to this SECTION 3 prior to the effectiveness of such Registration, whether or not any Holder has elected to include securities in such registration.

      4. EXPENSES OF REGISTRATION . All Registration Expenses incurred in connection with any registration pursuant to SECTION 2 and SECTION 3 shall be borne by the Company. All Selling Expenses shall be allocated among the persons participating in any Registration based, in an Underwritten Offering, on the relative gross proceeds allocable to each such person and, in a non-Underwritten Offering, based on the Selling Expenses actually incurred with respect to the sale of Registrable Securities of each person whose shares were included in the Registration.

      5. REGISTRATION PROCEDURES. The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised in writing as to the initiation and completion of such registration. The Company shall cause any registration statement filed pursuant to SECTION 2(a) above to comply with the requirements of Rule 415 and shall use its best efforts to comply with the undertakings required thereby to qualify the registration as a "shelf registration" pursuant to Rule 415. At its expense, the Company shall: (a) use its best efforts to keep such Registration Statement effective for so long as Holders who are not affiliates of the Company whose Registrable Securities are included in the Registration Statement are subject to the volume or manner of resale restrictions set forth in Rule 144 under the Securities Act or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time-to-time reasonably may request; (c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such

Registration Statement; (d) notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; (e) cause all such Registrable Securities registered on such Registration Statement to be listed on each securities exchange or automated quotation service (including the National Market of The Nasdaq Stock Market) on which similar securities issued by the Company are then listed; (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and (g) otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicably, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      6. INFORMATION FURNISHED BY HOLDER. It shall be a condition precedent to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required.

      7. INDEMNIFICATION.

      (a) Company's Indemnification of Holders. The Company shall indemnify and hold harmless each Holder, each of its agents, legal counsel and accountants and each (i) person controlling such Holder within the meaning of Section 15 of the Securities Act ("Controlling Person"); and (ii) each underwriter and each Controlling Person of such underwriter, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages, expenses or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document prepared by the Company (including any related Registration Statement notification or the like) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such indemnified party and each Controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this
Section 7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company; and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, Controlling Person of such Holder and stated to be specifically for use therein, in which case such Holder or Controlling Person of such Holder shall likewise indemnify the Company.

      (b) Indemnification Procedure. Promptly after receipt by an indemnified party under this SECTION 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this SECTION 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this SECTION 7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this SECTION 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
SECTION 7.

      8. MARKET STAND-OFF. In consideration of the granting to the Purchaser of the registration rights pursuant to this Agreement, each of them agrees that, for so long as such Holder holds Common Stock, except as permitted by SECTION 2 and SECTION 3 above, such Holder will not sell, transfer or otherwise dispose of, including, without limitation, through the use of any put or call option, short sale or other derivative arrangement, shares of Common Stock in the ten days prior to the effectiveness of any Registration Statement (other than a registration statement on Form S-8 or Form S-4, or any successor form) with respect to shares of Common Stock pursuant to which such Common Stock will be offered for sale to the public (except pursuant to the Registration Statements described in SECTION 2 or SECTION 3 above), and for up to one hundred eighty
(180) days following the effectiveness of such Registration Statement, provided that the underwriters of any such offering shall reasonably request that the Stockholders be bound by such restrictions.

      9.  MISCELLANEOUS.

      9.1 Assignment. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

      9.2 Third Parties . Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      9.3 Governing Law . This Agreement shall be governed by and construed under the laws of the State of Delaware in the United States of America without giving effect to the conflicts of laws principles thereof.

      9.4 Counterparts . This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.5 Notices. All notices,
  requests, demands, claims, and other
  communications hereunder shall be in
  writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, by telecopier or by national overnight delivery service, and addressed to the intended recipient as set forth below

  IF TO THE COMPANY: The Good Guys, Inc.
  7000 Marina Boulevard Brisbane, CA 94005
  Attention: Chief Executive Officer
  Facsimile: (650) 615-6291
  IF TO PURCHASER: To the Purchasers listed on Schedule A, at the addresses listed on Schedule A.




Any notice given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof if sent by registered or certified mail, on the earlier of the second day following the day on which it is posted or the date of its receipt by the party to be notified, if sent by telecopier, the day actually received as evidenced by a written receipt of transmission and if sent by overnight delivery service, the day after such notice has been delivered by the party to said service. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth


      9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

      9.7 Amendment and Waiver . Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally. Any amendment or waiver of this Agreement shall require the written consent of any Holder who is disproportionately adversely affected by such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

      9.8 Effect of Amendment or Waiver . The Purchasers and their successors and assigns acknowledge that by the operation of SECTION 9.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

      9.9 Rights of Holders . Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

      9.10 Delays or Omissions . No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      9.11 Failure to Effect Registration. If the Company shall fail to obtain the effectiveness of the Registration Statement referred to in SECTION 2(a) hereof with respect to the Primary Shares by December 16, 1999, then, with respect to each month after such date for which such Registration contemplated thereby shall not have been effected, the Company will issue to the Puchasers additional warrants, of like tenor with and having the same terms and exercise price as the Warrants, to purchase Common Stock aggregating five percent (5%) of the number of Primary Shares issued in the Offering (the "Penalty Warrants"). The Company shall issue and to deliver to the Purchasers any Penalty Warrants on December 17, 1999 and on the same day (or first business day thereafter) of each subsequent month if, between the previous issue date of Penalty Warrants and such date the Registration shall not have been effected.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        COMPANY:

                                        THE GOOD GUYS, INC.



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


THE SIGNATURE OF THE PURCHASE AGREEMENT BY EACH PURCHASER IS INTENDED AS A SIGNATURE OF THIS REGISTRATION RIGHTS AGREEMENT.